QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210
goodwinlaw.com
+1 617 570 1000

September 12, 2018

New PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361

  Re:
  Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

        This opinion is delivered to you in connection with the filing of a Registration Statement on Form S-4 (including the joint proxy statement/prospectus forming a part thereof and in each case as amended or supplemented through the date hereof, the "Registration Statement") by New PennyMac Financial Services, Inc., a Delaware corporation ("New PennyMac") pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission. The Registration Statement relates to the reorganization of Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company ("PNMAC") and PennyMac Financial Services, Inc. ("Existing PennyMac"). The reorganization has two transactions, which together comprise a single, integrated transaction (the "Reorganization"), that will be accomplished simultaneously pursuant to the Contribution Agreement and Plan of Merger (the "Reorganization Agreement"): (1) the "Contribution" and (2) the "Merger," each as defined and described further below. In the Contribution, all holders of Class A Units of PNMAC (other than Existing PennyMac) will contribute all such Class A Units of PNMAC to New PennyMac, in exchange for the issuance by New PennyMac of an aggregate number of shares of Common Stock, par value $0.0001 per share of New PennyMac ("New Common Stock"), that is equal in number to the number of Class A Units of PNMAC so contributed. In the Merger, simultaneously with the consummation of the Contribution, New PennyMac Merger Sub, LLC, a Delaware limited liability company ("Merger Sub"), which is a wholly-owned subsidiary of New PennyMac, will merge with and into Existing PennyMac pursuant to the terms and conditions of the Reorganization Agreement, with Existing PennyMac surviving the Merger as a wholly-owned subsidiary of New PennyMac. Pursuant to the Merger, each outstanding share of Class A Common Stock, par value $0.0001 per share of Existing PennyMac ("Class A Common Stock"), will be converted into one share of New Common Stock of New PennyMac and each outstanding share of Class B Common Stock, par value $0.0001 per share of Existing PennyMac, will be cancelled for no consideration. This opinion letter relates to the accuracy of certain matters discussed in the Registration Statement under the heading "Certain Material U.S. Federal Income Tax Consequences." Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

        For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Reorganization Agreement and the Registration Statement. In rendering our opinion we also have relied upon certain statements, representations, warranties and covenants made by holders of Class A Units of PNMAC, PNMAC, Existing PennyMac and New PennyMac in the Reorganization Agreement and in a representation letter as of the date hereof and provided to us by PNMAC, Existing PennyMac, New PennyMac and Merger Sub on the date hereof in connection with our preparation of this opinion (the "Certificate"), which statements, representations, warranties and covenants we have neither independently investigated nor verified. We have assumed that such statements, representations and warranties are, and always have been, true, correct and complete, that no actions that are inconsistent with such statements, representations, warranties and covenants will be taken, and that all representations, statements and warranties qualified as to knowledge or belief or otherwise are and will be true, correct and complete as if made without such qualification.

        We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, this opinion is based on the assumption that (i) the Reorganization will be consummated in accordance with the Reorganization Agreement (without waiver or modification of any provisions thereof), (ii) the Reorganization will be effective under the applicable laws of Delaware, (iii) each of the parties to the Reorganization Agreement have complied with and, if applicable, will continue to comply with, the covenants in the Reorganization Agreement and will comply with all applicable reporting obligations with respect to the Reorganization required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder, (iv) the Reorganization Agreement is valid and binding in accordance with its terms, and (v) the statements concerning the Reorganization set forth in the Reorganization Agreement and the Registration Statement are, and will remain, true, correct and complete at all times up to and including the effective time of the Reorganization.

        Based upon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that the statements set forth under the caption "Certain Material Federal Income Tax Consequences" in the Registration Statement, insofar as such statements describe material U.S. federal income tax consequences of the Reorganization to the (i) holders of Existing PennyMac Class A Common Stock and (ii) holders of Existing PennyMac Class B Common Stock and PNMAC Class A Units (in each case, as such terms are defined in the Registration Statement), should be correct in all material respects.

*    *    *    *    *

        We express no opinion herein other than the opinion expressly set forth above. No opinion is expressed as to the tax consequences of any transaction under foreign, state or local tax law.

        The opinion set forth in this letter is based on relevant current provisions of the Code, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law or the facts and circumstances surrounding the Reorganization could adversely affect our opinion. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the Certificate or our assumptions).

        Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.

        Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by any party to the Reorganization Agreement as to the United States federal income tax consequences of any aspect of the Reorganization.

        This opinion is being provided to, and for the benefit of, Existing PennyMac in connection with the filing of the Registration Statement relating to the Reorganization, and may not be relied upon by any other party or for any other purpose, or otherwise referred to in any document, other than the Registration Statement, without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

[Signature Page Follows]

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

QuickLinks

  Exhibit 8.1